EXHIBIT 99.1

Merrill Merchants Bancshares, Inc. Reports First Quarter 2007 Earnings of $1.6 million.

Bangor, Maine, April 20, 2007: Edwin N. Clift, Chairman and Chief Executive Officer of Merrill Merchants Bancshares, Inc. (the “Company”) (Nasdaq: MERB), the parent company of Merrill Merchants Bank, reported net income of $1.6 million for the three months ended March 31, 2007, a 13% increase over the same period in 2006. The Company reported diluted earnings per share of $.43 for the first quarter of 2007, a 13% increase over the first quarter of 2006 earnings per share of $.38.

Balance Sheet. The Company’s consolidated assets were $458.4 million at March 31, 2007, an increase of $34.3 million or 8% from the same date a year ago. Comparing March 31, 2007 and 2006, total loans grew $27.5 million or 9%. Loan growth occurred in all areas with growth in commercial business loans of $10.7 million, home equity balances increased $5.4 million, consumer loans grew $5.3 million, construction balances increased $4.5 million, commercial real estate loans grew $735,000 and residential mortgages were up $300,000.

Total deposits were $349.2 million at March 31, 2007 compared to $332.8 million a year ago, representing growth of $16.4 million or 5%. Checking account balances increased $3.8 million or 4% while savings and money market accounts declined $745,000 or 1% compared to the prior year. Certificates of deposit (CDs) balances grew $13.3 million or 10% as customers invested funds in higher yielding CDs.

Net Income. The Company’s net income for the three months ended March 31, 2007 amounted to $1.6 million compared to $1.4 million for the same period in 2006, an increase of 13%. Return on assets and return on equity were 1.40% and 16.01%, respectively, for the three months of 2007 compared to return on assets of 1.33% and return on equity of 15.80% for the same period in 2006.

Net Interest Income. Net interest income increased $270,000, or 7%, for the three months ended March 31, 2007 to $4.3 million. The increase was driven by $33.4 million of growth in average earning assets for 2007 compared to the same period in 2006. The Company’s net interest margin decreased to 4.00% for the first quarter of 2007, compared to 4.07% for the same period of 2006 as the cost of funds increased by 68 basis points while the yield on earning assets increased 47 basis points.

Non-Interest Income. Non-interest income was $1.4 million for the three months ended March 31, 2007, an increase of $129,000 compared to the same period in 2006. The 10% increase in non-interest income was due to increases in service charges on deposit accounts of $114,000, or 30%, resulting from increased overdraft charges and increases in trust fees of $41,000, or 10%. Gains on security sales and mortgage banking income totaled $125,000 for the first quarter of 2007, representing a decline of $55,000 from the same period last year.

Non-Interest Expense. Non-interest expense totaled $3.4 million for the three months ended March 31, 2007 compared to $3.2 million for the same period last year. The increase in non-interest expense of $204,000, or 6%, was due to an increase in personnel costs of 8%, increases in occupancy expenses of 14%, and an increase in equipment, data processing and other expenses of 3%.

Shareholders’ Equity. At March 31, 2007, shareholders’ equity totaled $40.0 million, compared with $38.6 million at December 31, 2006. The net increase of $1.3 million for the three months of 2007 was attributable to net income of $1.6 million, proceeds from stock option exercises and the related tax benefit of $289,000 and changes in the unrealized gain or loss on securities and derivatives of $204,000. This was offset by cash dividends of $715,000. In the first quarter of 2007, the Company declared a cash dividend of $.20 per share on the Company’s common stock. This was an increase of 18% over last year’s first quarter dividend.

On June 17, 2004, the Board of Directors approved a fourth stock repurchase program authorizing the Company to repurchase up to 169,995, or 5%, of its outstanding shares of common stock. As of March 31, 2007, 25,894 shares had been repurchased under the program.

The Company’s subsidiary, Merrill Merchants Bank, is headquartered in Bangor, Maine. Merrill Merchants Bank provides consumer, commercial, and trust and investment services through its eleven locations in Central and Eastern Maine. The Bank is a “Preferred Lender” of the Small Business Administration (SBA) and was a leading SBA lender in the State of Maine in 2006.

MERRILL MERCHANTS BANCSHARES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended March 31,
(In thousands except per share data)	2007	2006
Interest income	$7,461	$6,421
Interest expense	3,129	2,359
Net interest income	4,332	4,062
Provision for loan losses	41	128
Non-interest income	1,428	1,299
Non-interest expense	3,376	3,172
Income before income taxes	2,343	2,061
Income taxes	793	695
Net income	$1,550	$1,366

Per share data
Basic earnings per common share	$0.44	$0.39
Diluted earnings per common share	$0.43	$0.38

SELECTED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,
(In thousands)	2007	2006
Total assets	$458,436	$424,127
Loans receivable	350,002	322,487
Allowance for loan losses	(3,998)	(4,207)
Loans held for sale	1,128	967
Investment securities	83,488	77,209
Deposits	349,162	332,807
Borrowings	63,975	52,054
Shareholders’ equity	39,976	35,171

Off-Balance Sheet
Trust assets under management	399,135	372,915
Mortgage servicing portfolio	157,368	145,642

SELECTED CONSOLIDATED AVERAGE BALANCES
(Unaudited)

	Three Month Period March 31,
(In thousands)	2007	2006
Total assets	$450,070	$416,361
Loans and loans held for sale	343,500	321,485
Investment securities	85,291	73,969
Deposits	351,830	326,225
Borrowings	53,775	51,199
Shareholders’ equity	39,246	35,071

OTHER SELECTED CONSOLIDATED DATA
(Unaudited)

	At or for the Three Months
	Ended March 31,
	2007	2006
Return on average assets (1)	1.40%	1.33%
Return on average equity (1)	16.01%	15.80%
Leverage ratio	8.67%	8.38%
Net interest margin (1)	4.00%	4.07%
Non-performing assets to total assets	0.49%	0.16%
Net loan charge-offs to average net loans (1)	0.13%	0.01%
Allowance for credit losses to total loans	1.19%	1.30%
Number of shares outstanding	3,579,380	3,545,686
Weighted-average shares outstanding-diluted	3,570,093	3,569,812
Book value per share	$11.17	$9.92

(1) Computed on an annualized basis.

On January 19, 2007, Chittenden Corporation (“Chittenden”) and the Company announced the execution of a definitive agreement pursuant to which Chittenden will acquire the Company in an exchange of cash and stock. In connection with the proposed merger of the Company with and into Chittenden, Chittenden has filed a registration statement on Form S-4 that contains a proxy statement/prospectus. INVESTORS ARE URGED TO READ THESE MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT CHITTENDEN, THE COMPANY AND THE MERGER. The proxy statement/prospectus and other relevant materials and any other documents filed by Chittenden or the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by Chittenden by directing a written request to Chittenden Corporation, 2 Burlington Square, Burlington, Vermont 05402-0820, Attention: General Counsel, and free copies of the documents filed with the SEC by the Company by directing a written request to Merrill Merchants Bancshares, Inc., 201 Main Street, Bangor, Maine 04401, Attention: Diane Smith.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

This press release and the documents incorporated by reference herein contain certain forward-looking statements. These forward-looking statements may be contained in this press release, quarterly and annual filings with the Securities and Exchange Commission (the “SEC”), the Annual Report to Shareholders, other filings with the SEC, and in other communications by Merrill Merchants Bancshares, Inc. (the “Company”) and its wholly-owned subsidiary, Merrill Merchants Bank (the “Bank”), which are made in good faith pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements. In preparing these disclosures, management must make assumptions, including, but not limited to, the level of future interest rates, prepayments on loans and investment securities, required levels of capital, needs for liquidity, and the adequacy of the allowance for loan losses. These forward-looking statements may be subject to significant known and unknown risks, uncertainties, and other factors, including, but not limited to, those matters referred to in the preceding sentence.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from the results discussed in these forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. You are also urged to carefully review and consider the various disclosures made by the Company which attempt to advise interested parties of the facts which affect the Company's business.

For further information contact:
Edwin N. Clift, Chairman and Chief Executive Officer (eclift@merrillmerchants.com)
Deborah A. Jordan, Chief Financial Officer (djordan@merrillmerchants.com)
Merrill Merchants Bancshares, Inc.
www.merrillmerchants.com
(207) 942-4800